Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

HD Supply, Inc.:

We consent to the use of our report dated May 9, 2008 with respect to the accompanying consolidated balance sheet of HD Supply Inc. and subsidiaries (Successor Company) as of February 3, 2008, and the related consolidated statements of operation, stockholders’ equity and comprehensive income, and cash flows for the period August 30, 2007 to February 3, 2008, and the combined statements of operations of HD Supply, Inc. and HD Supply Canada Inc. wholly owned subsidiaries of The Home Depot, Inc. (Predecessor Company) and the related cash flows for the period January 29, 2007 to August 29, 2007 and for the year ended January 28, 2007 included herein and to the reference to our firm under the heading “Experts” in the prospectus. Our report refers to the Company adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of Statement of Financial Accounting Standards No. 109,” effective January 29, 2007.

/s/  KPMG LLP

Orlando, FL

June 5, 2009

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors

HD Supply, Inc:

The audits referred to in our report dated May 9, 2008 with respect to the accompanying consolidated balance sheet of HD Supply Inc. and subsidiaries (Successor Company) as of February 3, 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the period August 30, 2007 to February 3, 2008, and the combined statements of operations of HD Supply, Inc. and HD Supply Canada, Inc., wholly owned subsidiaries of The Home Depot, Inc. (Predecessor Company) and the related combined statements of owner’s equity and cash flows for the period January 29, 2007 to August 29, 2007 and for the year ended January 28, 2007, included the related financial statement schedule as of February 3, 2008, the period ended August 29, 2007, and the year ended January 28, 2007. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the change in presentation described in Note 17 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by a successor auditor.

As discussed in Note 7 to the consolidated financial statements, the Predecessor Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of Statement of Financial Accounting Standards No. 109,” effective January 29, 2007.

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Orlando, FL

June 5, 2009